CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-108624) pertaining to the 1996 Stock Option Plan and the 2002 Long Term Incentive and Share Award Plan of Cathay Merchant Group, Inc. and Subsidiaries of our report dated March 3, 2006, with respect to the consolidated financial statements of Cathay Merchant Group, Inc. and Subsidiaries included in this Annual Report (Form 10-KSB/A) for the year ended July 31, 2005, and the five month period ended December 31, 2005.

/S/ PETERSON SULLIVAN PLLC

Seattle, Washington

June 25, 2007